Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
August 8, 2023	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2023 Third Quarter Results

•Net sales decreased 3.9%, Organic Net sales down 2.7%.1

•Gross margin of 37.9%, and 38.8% on an adjusted basis, as sequential improvement continues through the third quarter, driven largely by the benefits of Project Momentum initiatives. 1

•Operating cash flow of $296.3 million with Free cash flow exceeding 12% of Net Sales year-to-date.1

•Debt pay down of $200 million in the first three quarters.

•Adding a third year to Project Momentum and increasing estimated program savings to $130 to $150 million.

•Reaffirms fiscal year outlook for Adjusted earnings per share and Adjusted EBITDA at the low end of original range.1

St. Louis —August 8, 2023—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter ended June 30, 2023.

“While we faced top-line challenges in the third quarter, we have taken aggressive actions throughout the year to preserve the earnings power of our business,” said Mark LaVigne, Chief Executive Officer. “We are accelerating our plans under Project Momentum and now expect program savings to be in the range of $130 to $150 million, an increase of $50 million from our original estimate. Despite lower net sales, we still expect to deliver full fiscal year 2023 adjusted earnings per share and adjusted EBITDA at the low end of our original range."

“Though the year has not progressed as expected, the actions we are taking to position the business for long term success are leading to steadily improving margins and cash flow, enabling us to reduce debt and reinvest back into our business to deliver sustainable growth and long-term shareholder value.”

Top-Line Performance

For the quarter, we had Net sales of $699.4 million compared to $728.0 million in the prior year period.

	Third Quarter	% Chg
Net sales - FY'22	$728.0
Organic	(19.3)	(2.7)%
Change in Argentina Operations	(5.1)	(0.7)%
Impact of currency	(4.2)	(0.5)%
Net sales - FY'23	$699.4	(3.9)%

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

•Organic Net sales decreased 2.7% primarily due to the following items:

•Volume declines across battery impacted organic revenue by approximately 4.5% due to weaker performance at a number of non-tracked retail customers during the quarter and general economic headwinds impacting category performance;

•Volume declines from our auto care business of approximately 3.0%, largely due to cooler weather in the quarter negatively impacting refrigerant sales, and

•Volume declines of approximately 1.5% from the planned exit of low margin business and a decline in our sales to device manufacturers due to their delay of new product launches.

•Partially offsetting the declines was the continued benefit of global pricing actions in both the battery and auto care businesses contributing approximately 6.5% to organic sales.

Gross Margin

Gross margin percentage on a reported basis was 37.9% versus 39.0% in the prior year. Excluding the current year restructuring costs and prior year costs related to the flooding of our Brazil plant, adjusted gross margin was 38.8%, compared to the prior year adjusted gross margin of 40.4%.(1)

Third Quarter
Gross margin - FY'22 Reported	39.0%
Prior year impact of the Brazil flood	1.4%
Gross margin - FY'22 Adjusted(1)	40.4%
Pricing	3.7%
Project Momentum continuous improvement initiatives	1.2%
Mix impact	0.1%
Product cost impacts	(6.5)%
Currency impact and other	(0.1)%
Gross margin - FY'23 Adjusted(1)	38.8%
Current year impact of restructuring costs	(0.9)%
Gross margin - FY'23 Reported	37.9%

The Gross margin decline was largely driven by higher operating costs, including raw materials, the timing of inventory builds in the prior year, ongoing inflationary trends and adverse currency impacts. The decline was partially offset by the continued benefit of pricing initiatives, Project Momentum savings of $10.7 million and the benefit of exiting lower margin battery business.

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring costs, for the third quarter was 16.2% of Net sales, or $113.3 million, compared to 16.3%, or $118.9 in the prior year. The year-over-year decrease was primarily driven by Project Momentum savings, favorable currency impacts and lower environmental expense. These declines were partially offset by higher compensation expense and factoring fees in the current year.(1)

Advertising and Promotion Expense (A&P)

A&P expense decreased $0.9 million and was 5.4% of net sales for the third fiscal quarter, compared to 5.3% in the prior year.

Earnings Per Share and Adjusted EBITDA	Third Quarter
(In millions, except per share data)	2023	2022
Net earnings	$31.8	$52.4
Diluted net earnings per common share	$0.44	$0.73

Adjusted net earnings(1)	$38.9	$55.5
Adjusted diluted net earnings per common share(1)	$0.54	$0.77
Adjusted EBITDA(1)	$126.8	$145.5

Currency neutral Adjusted diluted net earnings per common share(1)	$0.58
Currency neutral Adjusted EBITDA(1)	$130.2

The decline in Net earnings, Earnings per share and Adjusted EBITDA for the quarter reflects the decrease in organic net sales, the decline in gross margin, higher interest expense and adverse currency movements. These declines were partially offset by savings from Project Momentum initiatives and decreased A&P and SG&A spending.

Capital Allocation

•Dividend payments in the quarter were approximately $22 million, or $0.30 per common share.

•Operating cash flow for the first three quarters was $296.3 million, and free cash flow was $261.6 million, or 12.2% of Net sales.

•Long-term debt pay down in the first three quarters was $200.0 million. Net debt to Adjusted EBITDA was 5.7 times as of June 30, 2023.

Financial Outlook and Assumptions for Fiscal Year 2023(1)

We are lowering our outlook for full year organic revenue from up low single digits to down low single digits. Even with lower revenues, we expect continued gross margin recovery, driven largely by Project Momentum savings, to support delivery of Adjusted EPS and Adjusted EBITDA at the low end of our previously communicated ranges.

We anticipate fourth fiscal quarter organic revenue will be roughly flat with significant year over year gross margin improvement due to declining input costs and the continued benefit of Project Momentum savings. For the fourth fiscal quarter, we anticipate Adjusted EPS to be in the range of $1.10 to $1.20 and Adjusted EBITDA in the range of $173 and $183 million.

Project Momentum remains on track with approximately $32 million of savings delivered year-to-date and total project savings of $45 to $50 million anticipated for the full year. We have added a third year to the program that will increase our savings to $130 to $150 million by the end of 2025. Total one-time program cash costs are now projected to be roughly 75% of expected savings. With the expansion of the program, total one-time cash project costs for the current year are now expected to be in the range of $45 to $50 million.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on third fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/Yy8Abz7MOpG

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may,"

"could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions, including the conditions resulting from the COVID-19 pandemic, and actions taken by our customers, suppliers, other business partners and governments in markets in which we compete might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•We must successfully manage the demand, supply, and operational challenges brought about by the COVID-19 pandemic and any other disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including currency fluctuations, which could adversely affect our results of operations.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, our ability to forecast customer demand and our ability to manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•The Company's future results may be affected by its operational execution, including scenarios where the Company generates fewer productivity improvements than estimated.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We have significant debt obligations that could adversely affect our business and our ability to meet our obligations.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 15, 2022.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarter Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022
Net sales	$699.4	$728.0	$2,148.6	$2,259.7
Cost of products sold (1)	434.3	444.0	1,331.9	1,425.7
Gross profit	265.1	284.0	816.7	834.0
Selling, general and administrative expense (1)	116.1	118.9	354.8	364.4
Advertising and sales promotion expense	37.6	38.5	109.4	109.8
Research and development expense (1)	8.8	8.5	24.4	25.3
Amortization of intangible assets	14.5	15.4	45.0	45.8
Interest expense	42.2	41.1	127.1	116.4
Loss/(gain) on extinguishment of debt (2)	0.3	—	(1.7)	—
Other items, net (1)	5.2	(3.5)	4.6	2.7
Earnings before income taxes	40.4	65.1	153.1	169.6
Income tax provision	8.6	12.7	32.3	38.2
Net earnings	31.8	52.4	120.8	131.4
Mandatory preferred stock dividends (3)	—	—	—	(4.0)
Net earnings attributable to common shareholders	$31.8	$52.4	$120.8	$127.4

Basic net earnings per common share	$0.44	$0.73	$1.69	$1.83
Diluted net earnings per common share (3)	$0.44	$0.73	$1.67	$1.82

Weighted average shares of common stock - Basic	71.5	71.3	71.4	69.5
Weighted average shares of common stock - Diluted (3)	72.5	71.7	72.4	69.9

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs, the costs from the flood of our Brazilian manufacturing facility, the gain on finance lease termination, the costs from exiting the Russian market, and Acquisition and integration related costs included within these lines.

(2) The Loss on the extinguishment of debt for the quarter ended June 30, 2023 relates to the repayment of term loan in the quarter. The Gain on extinguishment of debt in the nine months ended June 30, 2023 relates to the repurchase of outstanding Senior Notes at a discount, partially offset by the repayment of term loan.

(3) During January 2022, the mandatory convertible preferred shares (MCPS) were converted to approximately 4.7 million common stock. For the nine months ended June 30, 2022, the conversion of the mandatory convertible preferred shares was anti-dilutive and the mandatory preferred stock dividends are included in the dilution calculation. The Company no longer has any MCPS outstanding in fiscal 2023.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2023	September 30, 2022
Current assets
Cash and cash equivalents	$202.4	$205.3
Trade receivables	385.1	421.7
Inventories	765.4	771.6
Other current assets	215.5	191.4
Total current assets	$1,568.4	$1,590.0
Property, plant and equipment, net	351.8	362.1
Operating lease assets	96.9	100.1
Goodwill	1,023.2	1,003.1
Other intangible assets, net	1,253.0	1,295.8
Deferred tax asset	66.4	61.8
Other assets	145.4	159.2
Total assets	$4,505.1	$4,572.1

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.3	0.4
Notes payable	5.3	6.4
Accounts payable	381.1	329.4
Current operating lease liabilities	16.3	15.8
Other current liabilities	311.1	333.9
Total current liabilities	$726.1	$697.9
Long-term debt	3,377.0	3,499.4
Operating lease liabilities	84.2	88.2
Deferred tax liability	16.1	17.9
Other liabilities	134.8	138.1
Total liabilities	$4,338.2	$4,441.5
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	768.4	828.7
Retained losses	(184.3)	(304.7)
Treasury stock	(238.8)	(248.9)
Accumulated other comprehensive loss	(179.2)	(145.3)
Total shareholders' equity	$166.9	$130.6
Total liabilities and shareholders' equity	$4,505.1	$4,572.1

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2023	2022
Cash Flow from Operating Activities
Net earnings	$120.8	$131.4
Non-cash integration and restructuring charges	2.3	3.0
Depreciation and amortization	93.0	89.0
Deferred income taxes	(4.6)	(0.7)
Share-based compensation expense	17.2	9.9
Gain on finance lease termination	—	(4.5)
Gain on extinguishment of debt	(1.7)	—
Non-cash charges of the Brazilian flood	—	9.2
Non-cash charges for exiting the Russian market	—	13.4
Non-cash items included in income, net	22.3	12.4
Other, net	2.9	0.9
Changes in current assets and liabilities used in operations	44.1	(370.2)
Net cash from/(used by) operating activities	296.3	(106.2)

Cash Flow from Investing Activities
Capital expenditures	(35.4)	(65.8)
Proceeds from sale of assets	0.7	0.5
Acquisition of intangible assets	—	(14.6)
Acquisitions, net of cash acquired and working capital settlements	—	1.0
Net cash used by investing activities	(34.7)	(78.9)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days	—	300.0
Payments on debt with maturities greater than 90 days	(197.0)	(10.6)
Net increase/(decrease) in debt with original maturities of 90 days or less	2.5	(43.8)
Payments to terminate finance lease obligations	—	(5.1)
Debt issuance costs	—	(7.6)
Dividends paid on common stock	(64.8)	(64.1)
Dividends paid on mandatory convertible preferred stock	—	(8.1)
Taxes paid for withheld share-based payments	(1.9)	(2.3)
Net cash (used by)/from financing activities	(261.2)	158.4

Effect of exchange rate changes on cash	(3.3)	(12.7)

Net decrease in cash, cash equivalents, and restricted cash	(2.9)	(39.4)
Cash, cash equivalents, and restricted cash, beginning of period	205.3	238.9
Cash, cash equivalents, and restricted cash, end of period	$202.4	$199.5

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine Months Ended June 30, 2023
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, acquisition and integration costs, an acquisition earn out, the loss/(gain) on extinguishment of debt, the costs of the May 2022 flooding of our Brazilian manufacturing facility, the gain on finance lease termination, and the costs of exiting the Russian market. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss/(gain) on extinguishment of debt, other items, net, the charges related to acquisition and integration costs, restructuring and related costs, an acquisition earn out, the costs of the flooding of our Brazilian manufacturing facility, the gain on finance lease termination, and the costs of exiting the Russian market have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Common Share (EPS). These measures exclude the impact of the costs related to acquisition and integration, restructuring and related costs, an acquisition earn out, the loss/(gain) on extinguishment of debt, the costs of the flooding of our Brazilian manufacturing facility, the gain on finance lease termination and the costs of exiting the Russian market.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of acquisition and integration costs, restructuring and related costs, an acquisition earn out, the loss/(gain) on extinguishment of debt, the costs of the flooding of our Brazilian manufacturing facility, the gain on finance lease termination, and the costs of exiting the Russian market, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in Russia and Argentina operations and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in Russia Operations. The Company exited the Russian market in the second quarter of fiscal 2022 due to the increased global and economic and political uncertainty resulting from the ongoing conflict between Russia and Ukraine. This adjusts for the change in Russian sales and segment profit from the prior year post exit.

Change in Argentina Operations. The Company is presenting separately all changes in sales and segment profit from our Argentina affiliate due to the designation of the economy as highly inflationary as of July 1, 2018.

Impact of Currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.
Adjusted Comparisons. Detail for adjusted gross profit, adjusted gross margin, adjusted SG&A and adjusted SG&A as percent of sales and adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of costs related to acquisition and integration, restructuring and related costs, an acquisition earn out, the costs of the flooding of our Brazilian manufacturing facility, the gain on finance lease termination, and the costs of exiting the Russian market.

EBITDA and Adjusted EBITDA. EBITDA is defined as net earnings before income tax provision, interest, the loss/(gain) on extinguishment of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, exiting the Russian market, gains on finance lease termination, the costs of the flooding of our manufacturing facility in Brazil, impairment of goodwill and other intangible assets, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of Currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Nine Months Ended June 30, 2023
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	June 30, 2023				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2022	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.44	$(0.04)	$0.48	$0.73	(39.7)%	(34.2)%
Net Earnings	$31.8	$(2.5)	$34.3	$52.4	(39.3)%	(34.5)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.54	$(0.04)	$0.58	$0.77	(29.9)%	(24.7)%
Adjusted EBITDA	$126.8	$(3.4)	$130.2	$145.5	(12.9)%	(10.5)%

	For the Nine Months Ended			Prior Nine Months Ended
	June 30, 2023				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2022	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$1.67	$(0.26)	$1.93	$1.82	(8.2)%	6.0%
Net Earnings	$120.8	$(18.7)	$139.5	$131.4	(8.1)%	6.2%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.90	$(0.26)	$2.16	$2.26	(15.9)%	(4.4)%
Adjusted EBITDA	$411.9	$(23.8)	$435.7	$421.9	(2.4)%	3.3%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter and Nine Months Ended June 30, 2023
(In millions - Unaudited)

Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters and nine months ended June 30, 2023 and 2022 are presented below:

	Quarters Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Batteries & Lights	$511.3	$531.6	$1,688.8	$1,788.3
Auto Care	188.1	196.4	459.8	471.4
Total net sales	$699.4	$728.0	$2,148.6	$2,259.7
Segment Profit
Batteries & Lights	121.9	142.7	374.7	406.4
Auto Care	17.4	12.9	57.4	37.0
Total segment profit	$139.3	$155.6	$432.1	$443.4
General corporate and other expenses (1)	(27.4)	(27.6)	(80.6)	(74.9)
Amortization of intangible assets	(14.5)	(15.4)	(45.0)	(45.8)
Restructuring and related costs (2)	(9.1)	—	(23.2)	—
Acquisition and integration costs (2)	—	—	—	(16.5)
Acquisition earn out (3)	—	—	—	(1.1)
Interest expense	(42.2)	(41.1)	(127.1)	(116.4)
(Loss)/gain on extinguishment of debt	(0.3)	—	1.7	—
Gain on finance lease termination (4)	—	4.5	—	4.5
Exit of Russian market (5)	—	—	—	(14.0)
Brazil flood damage (6)	—	(9.9)	—	(9.9)
Other items, net - Adjusted (7)	(5.4)	(1.0)	(4.8)	0.3
Total earnings before income taxes	$40.4	$65.1	$153.1	$169.6
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents the earn out achieved through June 30, 2022 under the incentive agreements entered into with the fiscal 2021 acquisition of a formulations company, and is recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(4) This represents the termination of a finance lease in the quarter ended June 30, 2022 associated with a facility that was exited as a part of the Company's 2019 Restructuring program. The gain was recorded in Other items, net in the Consolidated (Condensed) Statement of Earnings.
(5) These are the costs associated with the exit of the Russian market during the second quarter of fiscal 2022. See the Supplemental Non-GAAP reconciliation for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(6) These are the costs associated with the May 2022 flooding of our Brazilian manufacturing facility, which were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings. The majority is related to write off of damaged inventory.
(7) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.
Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended June 30,		Nine Months Ended June 30,
Depreciation and amortization	2023	2022	2023	2022
Batteries & Lights	$13.0	$12.5	$39.5	$36.4
Auto Care	3.0	2.5	8.5	6.8
Total segment depreciation and amortization	$16.0	$15.0	$48.0	$43.2
Amortization of intangible assets	14.5	15.4	45.0	45.8
Total depreciation and amortization	$30.5	$30.4	$93.0	$89.0

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter Ended June 30, 2023
(In millions, except for per share data- Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022
Net earnings attributable to common shareholders	$31.8	$52.4	$120.8	$127.4
Mandatory preferred stock dividends	—	—	—	(4.0)
Net earnings	31.8	52.4	120.8	131.4
Pre-tax adjustments
Restructuring and related costs (1)	9.1	—	23.2	—
Acquisition and integration (1)	—	—	—	16.5
Acquisition earn out (1)	—	—	—	1.1
Loss/(gain) on extinguishment of debt	0.3	—	(1.7)	—
Exit of Russian market (1)	—	—	—	14.0
Gain on finance lease termination (1)	—	(4.5)	—	(4.5)
Brazil flood damage (1)	—	9.9	—	9.9
Total adjustments, pre-tax	$9.4	$5.4	$21.5	$37.0
Total adjustments, after tax	$7.1	$3.1	$16.4	$31.2
Adjusted net earnings (2)	$38.9	$55.5	$137.2	$162.6
Mandatory preferred stock dividends	—	—	—	(4.0)
Adjusted net earnings attributable to common shareholders	$38.9	$55.5	$137.2	$158.6

Diluted net earnings per common share	$0.44	$0.73	$1.67	$1.82
Adjustments
Restructuring and related costs	0.10	—	0.25	—
Acquisition and integration	—	—	—	0.18
Acquisition earn out	—	—	—	0.01
Loss/(gain) on extinguishment of debt	—	—	(0.02)	—
Exit of Russian market	—	—	—	0.20
Brazil flood damage, net of insurance proceeds	—	0.09	—	0.09
Gain on finance lease termination	—	(0.05)	—	(0.05)
Impact for diluted share calculation (3)	—	—	—	0.01
Adjusted diluted net earnings per diluted common share (3)	$0.54	$0.77	$1.90	$2.26
Weighted average shares of common stock - Diluted	72.5	71.7	72.4	69.9
Adjusted Weighted average shares of common stock - Diluted (3)	72.5	71.7	72.4	71.8

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the unaudited Consolidated (Condensed) Statement of Earnings.

(2) The effective tax rate for the Adjusted - Non-GAAP Earnings and Diluted EPS for the quarters ended June 30, 2023 and 2022 was 21.9% and 21.3%, respectively, and for the nine months ended June 30, 2023 and 2022 was 21.4% and 21.3%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

(3) During the nine months ended June 30, 2022, the mandatory convertible preferred shares were converted to approximately 4.7 million common stock. The full conversion was dilutive and the mandatory preferred stock dividends are excluded from net earnings in the Adjusted dilution calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales
For the Quarter and Nine Months Ended June 30, 2023
(In millions - Unaudited)

Net sales	Q1'23	% Chg	Q2'23	% Chg	Q3'23	% Chg	Nine Months '23	% Chg
Batteries & Lights
Net sales - prior year	$740.2		$516.5		$531.6		$1,788.3
Organic	(34.8)	(4.7)%	7.3	1.4%	(11.0)	(2.1)%	(38.5)	(2.2)%
Change in Argentina Operations	1.3	0.2%	0.5	0.1%	(5.1)	(1.0)%	(3.3)	(0.2)%
Change in Russia Operations	(7.3)	(1.0)%	(5.0)	(1.0)%	—	—%	(12.3)	(0.7)%
Impact of currency	(27.8)	(3.8)%	(13.4)	(2.6)%	(4.2)	(0.7)%	(45.4)	(2.5)%
Net sales - current year	$671.6	(9.3)%	$505.9	(2.1)%	$511.3	(3.8)%	$1,688.8	(5.6)%

Auto Care
Net sales - prior year	$106.1		$168.9		$196.4		$471.4
Organic	(10.8)	(10.2)%	10.2	6.0%	(8.3)	(4.2)%	(8.9)	(1.9)%
Change in Argentina Operations	—	—%	0.2	0.1%	—	—%	0.2	—%
Change in Russia Operations	(0.2)	(0.2)%	(0.1)	(0.1)%	—	—%	(0.3)	(0.1)%
Impact of currency	(1.6)	(1.5)%	(1.0)	(0.5)%	—	—%	(2.6)	(0.5)%
Net sales - current year	$93.5	(11.9)%	$178.2	5.5%	$188.1	(4.2)%	$459.8	(2.5)%

Total Net Sales
Net sales - prior year	$846.3		$685.4		$728.0		$2,259.7
Organic	(45.6)	(5.4)%	17.5	2.6%	(19.3)	(2.7)%	(47.4)	(2.1)%
Change in Argentina Operations	1.3	0.2%	0.7	0.1%	(5.1)	(0.7)%	(3.1)	(0.1)%
Change in Russia Operations	(7.5)	(0.9)%	(5.1)	(0.7)%	—	—%	(12.6)	(0.6)%
Impact of currency	(29.4)	(3.5)%	(14.4)	(2.2)%	(4.2)	(0.5)%	(48.0)	(2.1)%
Net sales - current year	$765.1	(9.6)%	$684.1	(0.2)%	$699.4	(3.9)%	$2,148.6	(4.9)%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Profit
For the Quarter and Nine Months Ended June 30, 2023
(In millions - Unaudited)

Segment profit	Q1'23	% Chg	Q2'23	% Chg	Q3'23	% Chg	Nine Months '23	% Chg
Batteries & Lights
Segment profit - prior year	$168.4		$95.3		$142.7		$406.4
Organic	(15.6)	(9.3)%	27.5	28.9%	(16.7)	(11.7)%	(4.8)	(1.2)%
Change in Argentina Operations	—	—%	0.7	0.7%	(1.7)	(1.2)%	(1.0)	(0.2)%
Change in Russia Operations	(0.6)	(0.4)%	(0.6)	(0.6)%	—	—%	(1.2)	(0.3)%
Impact of currency	(13.9)	(8.2)%	(8.4)	(8.9)%	(2.4)	(1.7)%	(24.7)	(6.1)%
Segment profit - current year	$138.3	(17.9)%	$114.5	20.1%	$121.9	(14.6)%	$374.7	(7.8)%

Auto Care
Segment (loss)/profit - prior year	$(0.2)		$24.3		$12.9		$37.0
Organic	12.3	NM *	5.6	23.0%	4.5	34.9%	22.4	60.5%
Change in Argentina Operations	(0.1)	NM *	0.1	0.4%	—	—%	—	—%
Impact of currency	(1.4)	NM *	(0.6)	(2.4)%	—	—%	(2.0)	(5.4)%
Segment profit - current year	$10.6	NM *	$29.4	21.0%	$17.4	34.9%	$57.4	55.1%

Total Segment Profit
Segment profit - prior year	$168.2		$119.6		$155.6		$443.4
Organic	(3.3)	(2.0)%	33.1	27.7%	(12.2)	(7.8)%	17.6	4.0%
Change in Argentina Operations	(0.1)	(0.1)%	0.8	0.7%	(1.7)	(1.1)%	(1.0)	(0.2)%
Change in Russia Operations	(0.6)	(0.4)%	(0.6)	(0.5)%	—	—%	(1.2)	(0.3)%
Impact of currency	(15.3)	(9.0)%	(9.0)	(7.6)%	(2.4)	(1.6)%	(26.7)	(6.0)%
Segment profit - current year	$148.9	(11.5)%	$143.9	20.3%	$139.3	(10.5)%	$432.1	(2.5)%

NM * - These percentage calculations are not meaningful.

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Nine Months Ended June 30, 2023
(In millions - Unaudited)

Gross profit	Q1'23	Q2'23	Q3'23	Q1'22	Q2'22	Q3'22	Q3'23 YTD		Q3'22 YTD
Net sales	$765.1	$684.1	$699.4	$846.3	$685.4	$728.0	$2,148.6		$2,259.7
Reported Cost of products sold	466.8	430.8	434.3	534.7	447.0	444.0	1,331.9		1,425.7
Gross profit	$298.3	$253.3	$265.1	$311.6	$238.4	$284.0	$816.7		$834.0
Gross margin	39.0%	37.0%	37.9%	36.8%	34.8%	39.0%	38.0%		36.9%
Adjustments
Restructuring and related costs	0.3	5.7	6.5	—	—	—	12.5		—
Acquisition and integration costs	—	—	—	6.0	—	—	—		6.0
Exit of Russian market	—	—	—	—	0.7	—	—		0.7
Brazil flood damage	—	—	—	—	—	9.9	—		9.9
Cost of products sold - adjusted	466.5	425.1	427.8	528.7	446.3	434.1	1,319.4		1,409.1
Adjusted Gross profit	$298.6	$259.0	$271.6	$317.6	$239.1	$293.9	$829.2		$850.6
Adjusted Gross margin	39.0%	37.9%	38.8%	37.5%	34.9%	40.4%	38.6%		37.6%

SG&A	Q1'23	Q2'23	Q3'23	Q1'22	Q2'22	Q3'22	Q3'23 YTD		Q3'22 YTD
Reported SG&A	$120.4	$118.3	$116.1	$122.1	$123.4	$118.9	$354.8		$364.4
Reported SG&A % of Net sales	15.7%	17.3%	16.6%	14.4%	18.0%	16.3%	16.5%		16.1%
Adjustments
Restructuring and related costs	6.3	1.8	2.8	—	—	—	10.9		—
Acquisition and integration costs	—	—	—	9.4	—	—	—		9.4
Exit of Russian Market	—	—	—	—	5.8	—	—		5.8
Acquisition earn out	—	—	—	1.1	—	—	—		1.1
SG&A Adjusted - subtotal	$114.1	$116.5	$113.3	$111.6	$117.6	$118.9	$343.9		$348.1
SG&A Adjusted % of Net sales	14.9%	17.0%	16.2%	13.2%	17.2%	16.3%	16.0%		15.4%

Other items, net	Q1'23	Q2'23	Q3'23	Q1'22	Q2'22	Q3'22	Q3'23 YTD		Q3'22 YTD
Interest income	$(0.2)	$(1.1)	$(0.4)	$(0.2)	$(0.3)	$(0.2)	$(1.7)		$(0.7)
Foreign currency exchange (gain)/loss	(1.0)	4.5	5.1	1.3	(0.1)	2.5	8.6		3.7
Pension cost/(benefit) other than service costs	0.7	0.6	0.7	(1.1)	(1.1)	(1.0)	2.0		(3.2)
Other	(0.9)	(3.2)	—	0.2	—	(0.3)	(4.1)		(0.1)
Other items, net - Adjusted	$(1.4)	$0.8	$5.4	$0.2	$(1.5)	$1.0	$4.8		$(0.3)
Restructuring and related costs	—	—	(0.2)	—	—	—	(0.2)		—
Gain on finance lease termination	—	—	—	—	—	(4.5)	—		(4.5)
Exit of Russian market	—	—	—	—	7.5	—	—		7.5
Total Other items, net	(1.4)	$0.8	$5.2	0.2	$6.0	$(3.5)	$4.6		$2.7

Restructuring and related costs	Q1'23	Q2'23	Q3'23	Q1'22	Q2'22	Q3'22	Q3'23 YTD	—	Q3'22 YTD
Cost of products sold	$0.3	$5.7	$6.5	$—	$—	$—	$12.5		$—
SG&A - Restructuring costs	6.3	1.8	2.6	—	—	—	10.7		—
SG&A - IT Enablement	—	—	0.2	—	—	—	0.2		—
Other items, net	—	—	(0.2)	—	—	—	(0.2)		—
Total Restructuring and related costs	$6.6	$7.5	$9.1	$—	$—	$—	$23.2		$—

Acquisition and integration	Q1'23	Q2'23	Q3'23	Q1'22	Q2'22	Q3'20	Q3'23 YTD		Q3'22 YTD
Cost of products sold	$—	$—	$—	$6.0	$—	$—	$—		$6.0
SG&A	—	—	—	9.4	—	—	—		9.4
Research and development	—	—	—	1.1	—	—	—		1.1
Total Acquisition and integration related items	$—	$—	$—	$16.5	$—	$—	$—		$16.5

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Nine Months Ended June 30, 2023
(In millions - Unaudited)

	Q3'23	Q2'23	Q1'23	Q4'22	LTM 6/30/23 (1)	Q3'22
Net earnings/(loss)	$31.8	$40.0	$49.0	$(362.9)	$(242.1)	$52.4
Income tax provision/(benefit)	8.6	10.4	13.3	(112.2)	(79.9)	12.7
Earnings/(loss) before income taxes	40.4	50.4	62.3	(475.1)	(322.0)	65.1
Interest expense	42.2	42.0	42.9	42.0	169.1	41.1
Loss/(gain) on extinguishment of debt	0.3	0.9	(2.9)	—	(1.7)	—
Depreciation & Amortization	30.5	30.4	32.1	32.6	125.6	30.4
EBITDA	$113.4	$123.7	$134.4	$(400.5)	$(29.0)	$136.6
Adjustments:
Restructuring and related costs	9.1	7.5	6.6	0.9	24.1	—
Exit of Russian market	—	—	—	0.6	0.6	—
Gain on finance lease termination	—	—	—	—	—	(4.5)
Brazil flood damage, net of insurance proceeds	—	—	—	(0.2)	(0.2)	9.9
Impairment of goodwill & intangible assets	—	—	—	541.9	541.9	—
Share-based payments	4.3	8.3	4.6	3.3	20.5	3.5
Adjusted EBITDA	$126.8	$139.5	$145.6	$146.0	$557.9	$145.5
(1) LTM defined as the latest 12 months for the period ending June 30, 2023.

Free Cash Flow	6/30/2023
Net cash from operating activities	$296.3
Capital expenditures	(35.4)
Proceeds from sale of assets	0.7
Free Cash Flow for the nine months ended June 30, 2023	$261.6

Net Debt	6/30/2023	9/30/2022
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.3	0.4
Notes payable	5.3	6.4
Long-term debt	3,377.0	3,499.4
Total debt per the balance sheet	$3,394.6	$3,518.2
Cash and cash equivalents	202.4	205.3
Net Debt	$3,192.2	$3,312.9

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2023 Outlook
(In millions - Unaudited)

Fiscal Year 2023 Outlook Reconciliation - Adjusted net earnings and diluted net earnings per common share -(EPS)
(in millions, except per share data)	Adjusted Net earnings			Adjusted EPS
Fiscal Year 2023 - GAAP Outlook	$187	to	$203	$2.59	to	$2.80
Impacts:
Restructuring and related costs	31	to	23	0.43	to	0.32
Gain on extinguishment of debt	(1)		(1)	(0.02)	to	(0.02)
Fiscal Year 2023 - Adjusted Outlook	$217	to	$225	$3.00	to	$3.10

Fiscal Year 2023 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$187	to	$203
Income tax provision	33	to	56
Earnings before income taxes	$220	to	$259
Interest expense	172	to	168
Gain on extinguishment of debt	(2)	to	(2)
Amortization	62	to	58
Depreciation	70	to	64
EBITDA	$522	to	$547

Adjustments:
Restructuring and related costs	40	to	30
Share-based payments	23	to	18
Adjusted EBITDA	$585	to	$595